Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Number 333-161030) and Forms S-8 (File Numbers 333-40374, 333-63600, 333-97013, 333-100771, 333-100772, 333-102124, 333-152377, 333-175304, and 333-175690) of Modine Manufacturing Company of our report dated June 14, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

June 14, 2012